UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

Exodus Movement, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-42047	81-3548560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15418 Weir St. #333
Omaha, Nebraska	68137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 992-2566

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	EXOD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 16, 2026, the board of directors of Exodus Movement, Inc. (the “Company”) approved a restructuring plan (the “Plan”) to better align its cost structure and organizational priorities with its strategic transition toward payments, while maintaining expense discipline in light of current market conditions and continuing the integration of Baanx and Monavate. The Plan involves a reduction in force expected to affect approximately 77 employees and non-employee individual service providers, representing approximately 25% of the Company’s total global workforce. In connection with the Plan, the Company currently estimates it will incur approximately $2.5 million to $3.5 million of costs, consisting primarily of personnel expenses such as salaries and wages, severance payments, and other benefits. The majority of the cash payments related to these expenses are expected to be paid out over the next twelve (12) weeks. The Plan is expected to be completed in the fourth quarter of 2026.

The charges and the timing of the charges that the Company expects to incur in connection with the Plan are subject to a number of estimates and assumptions, and actual results may differ materially. The Company may also incur additional costs or charges not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 7.01 Regulation FD Disclosure.

On July 17, 2026, the Company issued a press release announcing the reduction in force and efforts to realign operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Exodus Movement, Inc., issued July 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding the Company that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K, including, without limitation, statements regarding the expected costs and charges associated with the Plan, the timing of such costs and charges and of the related cash payments, and the timing of completion of the Plan are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” or the negative of these words or other similar expressions. You should not rely on forward-looking statements as predictions of future events.

These statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, including, among others, the possibility that the costs and charges associated with the Plan will be greater than currently estimated, that the Plan will not be completed within the expected timeframe, that the Plan will not realize its contemplated benefits, that the Company will incur additional costs or charges not currently contemplated, and that the Plan will have an adverse effect on the Company’s business or results of operations, as well as other risks and uncertainties set forth in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statements contained in this Form 8-K to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXODUS MOVEMENT, INC.

Date: July 17, 2026	By:	/s/ James Gernetzke
James Gernetzke, Chief Financial Officer